THE NOTES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE NOTES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.


     This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as amended, supplemented or otherwise modified from time to time, the "Subordination Agreement") dated as of September 5, 2001, among Athanor Holdings, LLC, The Right Start, Inc. (the "Company") and Wells Fargo Retail Finance, LLC (the "Senior Lender"), to the indebtedness (including interest) owed by the Company pursuant to that certain Loan and Security Agreement dated as of January 23, 2001, between the Company and the Senior Lender, as such Loan and Security Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.



                              THE RIGHT START, INC.

   SUBORDINATED CONVERTIBLE REDEEMABLE PAY-IN-KIND NOTE DUE SEPTEMBER 4, 2004



$4,900,000                                                 Calabasas, California
Note No. PIK AZB-1                                             September 5, 2001


     FOR VALUE RECEIVED, the undersigned, The Right Start, Inc., a California corporation (the "Company"), promises to pay to athanor holdings, llc or registered assigns, the principal sum of FOUR MILLION NINE HUNDRED THOUSAND DOLLARS plus any accrued and unpaid interest thereon as provided for herein (or so much of such aggregate amount as shall not have been prepaid) on September 4, 2004, under the terms of the Investment Agreement dated as of August 15, 2001, as amended by the Amendment No. 1 to the Investment Agreement dated September 5, 2001 (the "Agreement"; capitalized terms used in this Note without definition shall have the meanings ascribed to such terms in the Agreement) between the Company and Athanor Holdings, LLC. Payments are to be made to the address of the registered holder of this Note as set forth on the records of the Company in lawful money of the United States of America. The Company promises to pay interest on the principal amount of this Note annually on each September 4 (such date the "Interest Payment Date") at a rate of 4% per annum commencing September

4, 2002 to the holder of record on the date that is 10 business days prior to such Interest Payment Date (the "Record Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Note, from the date of issuance. On each Interest Payment Date the Company may, at its option and in its sole discretion, in lieu of the payment of interest in cash on the Notes, pay interest on all outstanding Notes in whole, or in part, through the issuance of additional notes ("PIK Notes") in denominations (rounded if necessary to the nearest dollar) of one dollar and integral multiples thereof, in an aggregate principal amount equal to the amount of interest that would be payable on such Notes, if such interest were paid in cash. On each such Interest Payment Date that the Company elects to deliver PIK Notes, the Company shall issue and deliver PIK Notes to the Holder entitled to such interest payment or, with the prior written consent of the Holder and to the extent such consent has not been revoked as to future delivery, in lieu of delivery of the physical PIK Notes, shall make a record on its books of the PIK Notes so issued without delivering physical PIK Notes to the Holders to whom such interest is due. The Company agrees (to the extent it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or a portion of the principal of or interest on this Note as contemplated in this Note, wherever enacted, now or at any time later in force, or that may materially affect the covenants or the performance of this Note in any manner inconsistent with its provisions. The Company expressly waives all benefit or advantage of any such law, and will not hinder, delay or impede the execution of any power granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted. If a court of competent jurisdiction prescribes that the Company may not waive its rights to take the benefit or advantage of any stay or extension law or any usury law or other law in accordance with the prior sentence, then the obligation to pay interest on the Note shall be reduced to the maximum legal limit under applicable law governing the interest payable in connection with the Note, and any amount of interest paid by the Company that is deemed illegal shall be deemed to have been a prepayment of principal (without penalty or premium) on the Note.

     Each PIK Note is an additional obligation of the Company and shall be governed by and entitled to the benefits of, and shall be subject to the terms of the Agreement and shall rank pari passu with and be subject to the same terms (including the interest rate from time to time payable thereon) as any other Note (except, as the case may be, with respect to the issuance date, aggregate principal amount and the conversion price with respect to such PIK Notes which shall be an amount equal to the average closing price of the Company's common stock, no par value ("Common Stock") for the ten trading days prior to the Interest Payment Date on which such PIK Notes are issued).

     Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Notes. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and compounded semi-annually. Interest shall be paid to the holder of record of this Note on the Company's records (the "Holder") at the close of business on the date that is 10 business days prior to the Interest Payment Date immediately preceding such Interest Payment Date. The Company shall pay principal of and interest on this Note in such coin or currency of the United States of America as at the time of payment shall be legal tender. The Company may, however, pay principal of this Note by wire transfer of federal funds, or interest on this Note by its check payable in such legal tender or, to the extent provided above, in PIK Notes.

     This Note is one of the Notes (which term, for all purposes hereof, includes the PIK Notes) issued pursuant to the Agreement and is also entitled to the benefits thereof. If the Company shall (i) fail to pay principal or interest when due, (ii) fail generally to pay its debts as they mature, (iii) have any complaint, application, or petition filed by or against it initiating any matter in which the Company is or may be granted any relief from the its debts pursuant to Title 11, U.S.C., as amended from time to time, or any other insolvency statute or procedure (a "Bankruptcy Event") or (iv) fail to comply with any other provision of this Note or the Agreement which failure shall continue for five days after written notice thereof from the Holder (each, an "Event of Default"), the aggregate outstanding amount of this Note, including any accrued and unpaid interest, shall be immediately due and payable, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by law. Failure to exercise any right or remedy under this Note or available under applicable law shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default. The Company and all makers, sureties, guarantors, endorsers and other persons assuming obligations pursuant to this Note hereby waive presentment, protest, demand, notice of dishonor and all other notices and all defenses and pleas on the grounds of any extension or extension of the time of payments or the due dates hereof, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release of any obligor and no delay in enforcement of this Note or in exercising any right or power hereunder shall affect the liability of any obligor hereunder.

          1.   Subordination.
               -------------

     This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in the Subordination Agreement to the indebtedness (including interest) owed by the Company pursuant to the Loan and Security Agreement with Wells Fargo Retail Finance, LLC, dated January 2001 as amended from time to time (the "Wells Loan Agreement") as such Wells Loan Agreement may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement and each Holder of this Note, by acceptance hereof, agrees to be bound by the provisions of the Subordination Agreement. In the event that any provisions of this Note are deemed to conflict with the Subordination Agreement, the provisions of the Subordination Agreement shall govern.

     1.1 Agreement to Subordinate. The Company, for its successors, and the Holder, by its acceptance of this Note, each agree that the payment of the principal of or any other amounts due on this Note is subordinated in right of payment, to the extent and in the manner stated in this Section 1 and any separate agreement between the Holder and any other creditor of the Company, to the prior payment in full of all Senior Debt. For purposes hereof, "Senior Debt" means the principal of, interest on (including any interest accruing after the commencement of any Bankruptcy Event or which would have accrued but for such event whether or not allowed) and other amounts due on or with respect to (i) indebtedness of the Company, whether outstanding on the date hereof or incurred, assumed or guaranteed by the Company, for money borrowed from banks or other financial institutions and any refinancings or refundings thereof; (ii) indebtedness of the Company, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by the Company, which is not subordinated in right of payment or in rights upon liquidation to any Senior Debt; (iii) indebtedness of the Company under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements and (iv) any and all obligations of the Company to its creditors including, without limitation all indebtedness owing to vendors, suppliers and trade creditors of the Company, whether incurred in the ordinary course of business or otherwise.

     1.2 No Cash Payment on this Note if Senior Debt in Default. Anything in this Note to the contrary notwithstanding, no cash payment or other cash distribution on account of principal of or redemption of, or other amounts due on this Note, and no redemption, purchase, or other acquisition of this Note, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for in cash pursuant to the terms of the instrument, if any, governing such Senior Debt, (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Holder shall have received written notice from the holder or holders of any Senior Debt or their representative or representatives (a "Payment Blockage Notice") that there exists under such Senior Debt, or any agreement pursuant to which such Senior Debt is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare the full amount of such Senior Debt due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Holder by the holders of such Senior Debt) on the earlier of (a) the date on which such event of default shall have been cured or waived or (b) 180 days from the receipt of the Payment Blockage Notice unless payment or distribution with respect to this Note are otherwise not then permitted. Upon termination of a Payment Blockage Period, payments on account of principal of this Note (other than amounts due and payable by reason of the acceleration of the maturity of this Note) and redemptions, purchases or other acquisitions may be made by or on behalf of the Company, if otherwise permitted hereunder. Notwithstanding anything herein to the contrary, (A) only one Payment Blockage Notice may be given during any period of 360 consecutive days with respect to the same event of default and any other events of default on the same Senior Debt existing and known to the person giving such notice at the time of such notice and (B) no new Payment Blockage Period may be commenced by the holder or holders of the same Senior Debt or their representative or representatives during any period of 360 consecutive days unless all events of default which were the object of the immediately preceding Payment Blockage Notice, and any other event of default on the same Senior Debt existing and known to the Person giving such notice at the time of such notice, have been cured or waived.

     In the event that, notwithstanding the provisions of this Section 1.2, payments are made by or on behalf of the Company in contravention of the provisions of this Section 1.2, such payments shall be held by the Holders in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Debt or their representative for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt; provided, however, that the Company may make interest payments under this Note via PIK Notes at any time such interest payments are due and owing without violating this Section 1.2. Furthermore, nothing in this Section 1.2 shall prevent the Holder from exercising its conversion privileges, under the conditions set forth elsewhere herein, at such Holder's discretion.

     The Company shall give prompt written notice to the Holders of any event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued.

     So long as any Senior Debt remains unpaid and no Bankruptcy Event has occurred, the Holder shall not accelerate, or cause to be accelerated, the Notes, or exercise any remedies with respect to any Event of Default occurring with respect to the Notes for a period of no less than 180 days after the Holders have delivered to the holders of the Senior Debt notice of the occurrence of any Event of Default. If the Event of Default is cured or waived or shall have ceased to exist within such 180 day period (and payment of all amounts then due on the Notes without acceleration shall constitute a cure of any Event of Default resulting from the failure to make such payment when due), then the Holders shall not be entitled to declare these Notes due prior to their stated maturity because of such Event of Default. In the event of a Bankruptcy Event, the Notes shall be accelerated automatically or, alternatively, the Holder shall retain all rights to accelerate, or cause to be accelerated, the Notes and may exercise any remedies to which it is entitled with respect to any Event of Default.

     1.3 Distribution on Acceleration of this Note; Dissolution and Reorganization; Subrogation of this Note. Upon (a) any acceleration of the principal amount due on this Note because of an Event of Default or (b) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

     (i) the holders of the Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the Holder is entitled to receive payment on account of the principal of or any other amounts due on this Note.

     (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 1 with respect to this Note, to the payment in full without diminution or modification by such plan of all Senior Debt), to which the Holder would be entitled except for the provisions of this Section 1, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt (or their representative(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

     (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 1 with respect to this Note, to the payment in full without diminution or modification by such plan of all Senior
Debt) shall be received by the Holder before all Senior Debt is paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     Subject to the payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of this Note shall be paid in full. For purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities that otherwise would have been payable or distributable to the Holder shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holder, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Section 1 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Senior Debt, on the other hand.

     Nothing contained in this Section 1, or elsewhere in this Note, is intended to or shall impair, as between the Company and its creditors, other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of this Note as and when the same shall become due and payable in accordance with the terms of this Note, or is intended to or shall affect the relative rights of the Holder and creditors of the Company, other than holders of Senior Debt, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 1 of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy. Upon distribution of assets of the Company referred to in this Section 1, the Holder shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 1.

     1.4 Reliance by Senior Debt on Subordination Provisions. The Holder of this Note by acceptance hereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Section 1, and notice of acceptance of the provisions thereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Section 1 shall constitute a release of any of the obligations or liabilities of the Holders provided in this Section 1. Except as otherwise expressly provided herein, no right of any present or future holder of Senior Debt to enforce the subordination provisions hereof shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder or by any noncompliance by the Company with the terms, provisions or covenants of this Note, regardless of any knowledge hereof with which such holder may have otherwise been charged.

      2. Conversion.
         ----------

     2.1 Right to Convert. Provided that the holders of the Company's outstanding Common Stock shall have approved the right of conversion set forth herein and shall have authorized sufficient additional shares of Common Stock to permit conversion of this Note and the PIK Notes, at any time, and from time to time, prior to September 4, 2004 (the "Maturity Date"), the Holder shall have the right to convert any portion of the aggregate outstanding balance of the
Note into Common Stock at a price of $1.43 per share, and to convert any portion of the PIK Notes at the conversion price stated therein. Prior to September 4, 2002, the Holder may exercise its conversion privileges upon the approval by the Board of Directors for, or the actual occurrence of, and in each case prior to a vote of shareholders of the Company so that it may participate in a vote thereon, if any, and participate as a shareholder therein, in connection with,
(a) a transfer, sale, or other change of control of shares of, and shares convertible into, Common Stock representing at least 20% of all outstanding shares of, and shares convertible into, Common Stock (excluding shares of, and shares convertible into, Common Stock held by the Holder); provided that in the case of this item (a), the Holder may exercise its conversion privileges prior to such transfer, sale or other change of control so that it may participate therein, (b) the liquidation, dissolution or winding up of the Company, (c) an Event of Default or an "Event of Default" (as defined in the Wells Loan Agreement which, in each case, is continuing and has not been waived, or under any refinancing, extension or renewal of the Wells Loan Agreement, (d) a merger, consolidation or sale of all or substantially all of the Company's assets, (e) a proposal to the Company's shareholders that requires their approval (other than
(1) ordinary, uncontested directorship elections, ratifications of accountants and other routine matters (2) a proposal at the next occurring special meeting of shareholders of the Company to increase the size of the Company's stock option plans for management to an amount not in excess of 5,528,156 shares in aggregate amount of all options issuable under such plans, (3) approval of the acquisition of the assets of Zany Brainy, Inc., the amendment of the Company's articles of incorporation to authorize up to a total of 75 million shares of Common Stock for issuance, including in such total number additional shares of Common Stock for the specific issuances set forth in the Agreement related to the conversion feature of the Company's Series E Convertible Preferred Stock, this Note, the PIK Notes, the Series F Convertible Preferred Stock and the Series G Convertible Preferred Stock, (4) the reincorporation of the Company in Delaware (provided that such reincorporation proposal shall not be submitted to the shareholders of the Company if the reincorporation will have a materially adverse tax consequence to the Companyor its shareholders), and (5) the change of corporate name of the Company) or (f) other material corporate transaction (but excluding redemption of the Company's Series A Mandatorily Redeemable Preferred Stock for an amount in cash not exceeding its aggregate liquidation preference). Upon receipt of a Redemption Notice (as defined below), each Holder shall have the option to convert all or any of the aggregate outstanding amount of this Note and any PIK Notes, into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of this Note, by $1.43 per share in the case of the Note, or the conversion price set forth in each PIK Note, as the case may be, and as adjusted from time to time as provided herein or therein, as applicable (in each case, the "Conversion
Price"), and by surrender of such Note or PIK Note so to be converted in the manner provided in Section 2.2 below. The Conversion Price shall be subject to adjustment and readjustment from time to time as set forth in Section 2.3 below.


     2.2 Mechanics of Conversion. In order to exercise the conversion privilege, the Holder of this Note shall surrender this Note to the Secretary of the Company at the Company's principal offices, and shall give written notice (the "Conversion Notice") to the Company that such Holder elects to convert all or a specified principal amount of this Note and stating in such Conversion Notice, such Holder's name or the name or names of such Holder's nominees in which such Holder wishes the certificate or certificates for Common Stock to be issued, duly endorsed by such Holder. As promptly as practicable after the surrender of this Note and the receipt of the Conversion Notice as aforesaid, the Company shall issue and deliver at such office to such Holder, or to such Holder's nominee or nominees, a certificate or certificates representing the number of shares of Common Stock and a check or cash with respect to any fractional interest in a share of Common Stock to which such Holder shall be entitled as aforesaid in accordance with the following paragraph and, if less than the entire principal amount of Notes surrendered are being converted, a Note, with the same terms as this Note, in a principal amount equal to the portion of the principal amount of this Note that is not being converted. Any conversion made at the election of a Holder shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. Any Conversion Notice may request that the Company issue and deliver or issue and convert PIK Notes with respect to all accrued and unpaid interest which the Company shall promptly issue and deliver (or convert if so requested) to Holder.

     No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Notes. In lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any Notes, the Company shall pay to the Holder an amount in cash (computed to the nearest cent) equal to the closing price of the Common Stock (as reported on the national exchange or quotation system on which the Common Stock is then traded; or, if the Common Stock is not then traded on such an exchange or system, as determined in good faith by the Board of Directors of the Company) on the last business day preceding the day of conversion, multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such Note.

     Upon conversion of this Note, the Company shall forever be released from all its obligations and liabilities under this Note.

     2.3 Adjustments to Conversion Price. In case at any time or from time to time after the issuance date of this Note the Company shall, subject to the restrictions set forth in Section 2.4 of this Note:

               (a) pay a dividend or make a distribution on its Common Stock in shares of Common Stock,

               (b) subdivide its outstanding shares of Common Stock into a greater number of shares, or

               (c) combine its outstanding shares of Common Stock into a smaller number of shares,

     then in each such case the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company that such Holder would have owned or been entitled to receive immediately following such action had such Note been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision or combination.

     2.4 No Impairment. The Company will not through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid nonassessable shares of stock on the conversion of the Notes, and (ii) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after the action upon the conversion of all of the Notes will exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation and available for the purpose of issue upon such conversion.

3.      Redemption.
        -----------

     3.1 Right to Redeem. At any time after September 5, 2002 and prior to September 4, 2004, the Company shall have the right but not the obligation to redeem some or all the Notes at a price equal to 105% of principal amount, plus accrued and unpaid interest thereon, if any, to the redemption date.

     3.2 Notice of Redemption. Notice of redemption (a "Redemption Notice") shall be mailed at least 45 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes (or portions thereof) will be chosen for redemption by the Company in an impartial manner and identified in the Redemption Notice of redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions of the Notes called for redemption. Prior to the redemption date, the Holder shall have the right to convert the Notes for which such Redemption Notice was delivered, in whole or in part, as provided for herein, in lieu of any such redemption and the Company shall not be permitted to redeem such Notes and may not redeem any other Notes without providing a further
Redemption Notice under this Section 3.2, and complying with the provisions hereunder for such further Redemption Notice.

     If this Note is redeemed subsequent to a Record Date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this
Note is registered at the close of business on such Record Date.

     4. Transfer; Registration; Replacement. Upon surrender of this Note for registration of transfer or assignment, duly endorsed, or accompanied by a written instrument of transfer or assignment duly executed, by the registered Holder hereof or such Holder's attorney duly authorized in writing, a new Note for a like principal amount shall be issued to, and, at the option of the Holder, registered in the name of, the transferee or assignee. The Company may deem and treat the person in whose name this Note is registered as the Holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

      5. Miscellaneous

     5.1  Organization  and  Authority.   The  Company  is  a  corporation  duly
organized, validly existing and in good standing under the laws of California, and has all necessary power to enter into and perform this Note.

     5.2 Authorization. The execution and delivery of this Note, and the performance of the terms hereof, has been duly authorized by all necessary corporate action on the part of the Company, will not conflict with or result in a breach of the articles of incorporation or bylaws of the Company. This Note constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by bankruptcy and insolvency laws and other laws affecting the rights of creditors generally.

     5.3 Notices. All notices to be given under this Note shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, and by fax, email and telephone (with respect to Section 3.2, with actual voice contact (not by voicemail or other indirect communication); provided that such contact shall be deemed made when Mr. Abdalla or a lawyer handling matters for each of Messrs. Abdalla and Smith has been actually contacted by voice), addressed to the parties at the addresses shown below, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid or on the first business day of receipt in the case of notices sent by fax.


               If to Holder:        At its  address  set forth on the records of
                                    the Company which, until changed as set forth herein shall be:


                                    Athanor Holdings, LLC
                                    9130 Sunset Blvd.
                                    Los Angeles, CA 90069
                                    Attention: Ken Abdalla
                                    Tel: (310) 789-7215
                                    Fax: (310) 789-7218
                                    Email: kabdalla@watertonmgmt.com


                                    and to:


                                    Mr. Vincent Smith
                                    8001 Irvine Center Drive, Suite 200
                                    Irvine, CA 92618
                                    Tel: (949) 754-8478
                                    Fax: (949) 753-5015
                                    Email: vsmith@quest.com


                                    with required copies to (which, in and of itself, shall not constitute notice):


                                    Sullivan & Cromwell
                                    1888 Century Park East, Suite 2100
                                    Los Angeles, CA 90067
                                    Attention: Alison R. Ressler, Esq.
                                    Tel: (310) 712-6600
                                    Fax: (310) 712-8800
                                    Email: resslera@sullcrom.com
                                    and to:


                                    Skadden, Arps, Slate, Meagher & Flom
                                    300 South Grand Avenue
                                    Los Angeles, CA 90071
                                    Attention: Rod Guerra, Esq.
                                    Tel: (213) 687-5000
                                    Fax: (213) 687-5600
                                    Email: rguerra@skadden.com


               If to Right Start to:


                              The Right Start, Inc.
                                    26610 Agoura Road, Suite 250
                                    Calabasas, CA 91302
                                    Attention: General Counsel
                                    Tel: (818) 735-7252
                                    Fax: (818) 735-7242
                                    Email: jgroner@rightstart.com


                                    with required copy to (which, in and of itself, shall not constitute notice):


                              Fulbright & Jaworski
                                    865 South Figueroa Street, 25th Floor
                                    Los Angeles, CA 90017
                                    Attention: Victor Hsu, Esq.
                                    Tel:  (213) 892-9200
                                    Fax: (213) 680-4518
                                    Email: vhsu@fulbright.com



     5.4 Amendment; Successors and Assigns. This Note may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought and the Senior Lender. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Company's obligations under this Note nor any PIK Notes issued pursuant hereto may be assigned or transferred by the Company without the prior written consent of the registered Holder hereof or thereof.

     5.5 Governing Law. This Note shall be governed by, and shall be construed and enforced in accordance with the internal laws of the State of California, without regard to conflicts of laws principles.

                  [Remainder of Page Intentionally Left Blank]

     IN  WITNESS   WHEREOF,   the  undersigned  has  caused  this   Subordinated
Convertible Redeemable Pay-in-Kind Note to be duly executed on its behalf as of the date first hereinabove set forth.

                              THE RIGHT START, INC.



                              By:/s/ Jerry R. Welch
                                 Jerry R. Welch
                                 Chief Executive Officer

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